Exhibit 23.1

CONSENT OF INDEPENDENT AUDITOR

We hereby consent to the inclusion of financial statements of Reliant Solutions, Inc. for the period from the date of inception on July 22, 2012 to July 31, 2012 then ended with our report dated September 7, 2012 on Form S-1 dated September 10, 2012 relating to the financial statements for the period from the date of inception on July 22, 2012 to July 31, 2012 listed in the accompanying index.

/s/ SAM KAN & COMPANY
Firm’s Manual Signature

Alameda
City, State

September 10, 2012
Date